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                                                                    EXHIBIT 23.3


Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 18, 1999 with respect to the consolidated financial statements of Brasmotor S.A. and its subsidiaries, Multibras S.A. Eletrodomesticos and its subsidiaries and Empresa Brasileira de Compressores S.A.- EMBRACO and its subsidiaries, which appear in Whirlpool Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Auditores Independentes


Sao Paulo, Brazil
March 17, 2000